UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 10, 2025

Scorpius Holdings, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

1305 E. Houston Street, Building 2

San Antonio, TX 78205

(Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On October 10, 2025, Scorpius Holdings, Inc., a Delaware corporation (the “Company”), received a Notice of Public Disposition under the Uniform Commercial Code (the “Notice”) from the collateral agent (the “Collateral Agent”) on behalf of the holders (the “Holders”) of the senior secured convertible notes, dated as of December 6, 2024, issued by the Company in the aggregate original principal amount of $13,388,889, a non-convertible promissory note, dated as of September 30, 2025, issued by the Company in the original principal amount of $500,083 and non-convertible secured promissory notes issued by the Company in the aggregate principal amount of $7,389,083 (collectively, the “Secured Notes”), which Secured Notes, with all unpaid interest, fees and expenses due thereunder, currently represent obligations in excess of $26,048,716, that by reason of multiple defaults under the Secured Notes the Collateral Agent will sell all or portion of the collateral pledged by the Company and its subsidiaries to secure the loan, as determined by the Collateral Agent in its sole discretion, at a public sale to be conducted in-person at the offices of SC&H Capital, 11000 Broken Land Parkway, 5th Floor, Columbia, MD 21044, or, in the sole discretion of the Collateral Agent, remotely by Zoom or similar video platform, on November 12, 2025 starting at 10:00 a.m. (Eastern Time) (unless rescheduled at or prior to such sale).

The collateral pledged to secure the Secured Notes consists of all personal property and assets of the Company and its subsidiaries, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired, of every kind, nature and description, whether tangible or intangible, including the Company’s 94% interest in the capital stock of Scorpius Biomanufacturing, Inc. and 100% interest in the capital stock of Skunkworx Bio, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 21, 2025	SCORPIUS HOLDINGS, INC.

	By:	/s/ Jeffrey Wolf
	Name:	Jeffrey Wolf
	Title:	Chairman, President and Chief Executive Officer